                                                                    EXHIBIT 99.1

[LOGO US CONCRETE]                                                  NEWS RELEASE


                                    Contacts:  Michael W. Harlan, CFO
                                               U.S. Concrete, Inc.
FOR IMMEDIATE RELEASE                          713-499-6200

                                               Jack Lascar / jlascar@drg-e.com
                                               Lisa Elliott / lelliott@drg-e.com
                                               DRG&E
                                               713-529-6600

                U.S. CONCRETE REPORTS FIRST QUARTER 2003 RESULTS

MAY 1, 2003 - HOUSTON, TEXAS - U.S. Concrete, Inc. (NASDAQ: RMIX) today reported results for the three months ended March 31, 2003.

     Revenues in the first quarter of 2003 were $85.1 million compared to $104.9 million in the first quarter of 2002. For the first quarter of 2003, net loss was $4.0 million, or $0.15 per diluted share, versus net loss before cumulative effect of accounting change of $0.7 million, or $0.03 per diluted share, in the first quarter of 2002. The 2002 quarterly loss excludes the cumulative effect of the adoption of SFAS No. 142, Goodwill and Other Intangible Assets.

     "The effects of a sluggish economy combined with severe weather in the first quarter limited construction activity in most of our markets," stated Eugene Martineau, Chief Executive Officer. "Revenues and the expected net loss were adversely affected by the extreme cold and snow in the Northeast and Midwest and abnormal precipitation in the South. We expect announced sales price increases, increased cost controls and additional operating efficiencies will improve margins throughout the remainder of the year."

OUTLOOK

     The statements in the following paragraph are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential effect of any acquisitions or divestitures that may be completed after the date of this press release.

     U.S. Concrete expects revenues for the second quarter of 2003 in the range of $135 million to $140 million and net income per share in the range of $0.20 to $0.22. For the full year 2003, U.S. Concrete now expects revenues in the range of $500 million to $510 million and net income per share in the range of $0.53 to $0.59. Previous guidance for the full year 2003 was


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revenues in the range of $510 million to $520 million and net income per share in the range of $0.58 to $0.62.

CONFERENCE CALL

     U.S. Concrete has scheduled a conference call for Thursday, May 1, 2003, at 9:30 a.m. Eastern Time to review its first quarter 2003 results. To participate in the call, dial 303-262-2050 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be available through Thursday, May 8, 2003. To access the replay, dial 303-590-3000 using the pass code of 536462.

     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

     U.S. Concrete, Inc. provides ready-mixed concrete and related concrete products and services to the construction industry in several major markets in the United States. The Company has 89 fixed and seven portable ready-mixed concrete plants, eight pre-cast concrete plants, three concrete block plants and one aggregates quarry. During 2002, these facilities produced 5.4 million cubic yards of ready-mixed concrete, 7.1 million eight-inch equivalent block units and
1.2 million tons of aggregates. For more information on U.S. Concrete visit http://www.us-concrete.com.

This press release contains various forward-looking statements and information that are based on management's belief as well as assumptions made by and information currently available to management. Forward-looking information includes statements regarding expected revenues and earnings per share for the second quarter of 2003 and the full year 2003 and improved margins throughout the remainder 2003. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters: general and regional economic conditions; future growth in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; access to sufficient capital to fund U.S. Concrete's desired growth; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2002.

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                      U.S. CONCRETE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                                                                                            Three Months
                                                                                           Ended March 31
                                                                                   --------------------------------
                                                                                        2003             2002
                                                                                   ---------------  ---------------
                                                                                             (unaudited)
Sales                                                                               $   85,068         $  104,900
Cost of goods sold                                                                      75,128             87,447
                                                                                    -----------        -----------
     Gross profit                                                                        9,940             17,453
Selling, general and administrative expenses                                            10,060             11,862
Depreciation, depletion and amortization                                                 2,660              2,558
                                                                                    -----------        -----------
     Income (loss) from operations                                                      (2,780)             3,033
Interest expense, net                                                                    4,189              4,362
Other income, net                                                                          122                161
                                                                                    -----------        -----------
     Loss before income tax benefit and cumulative effect of accounting change          (6,847)            (1,168)
Income tax benefit                                                                      (2,807)              (479)
                                                                                    -----------        -----------
     Net loss before cumulative effect of accounting change                             (4,040)              (689)
Cumulative effect of accounting change, net of tax of $12,297                               --            (24,328)
                                                                                    -----------        -----------
     Net loss                                                                       $   (4,040)        $  (25,017)
                                                                                    ===========        ===========

Basic and diluted loss per share before cumulative effect of accounting change      $    (0.15)        $    (0.03)
Cumulative effect of accounting change, net of tax                                          --              (0.91)
                                                                                    -----------        -----------
Basic and diluted loss per share                                                    $    (0.15)        $    (0.94)
                                                                                    ===========        ===========
Basic and diluted common shares outstanding                                             27,641             26,732
                                                                                    ===========        ===========


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                      U.S. CONCRETE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                 March 31,            December 31,
                                                                                   2003                   2002
                                                                             ------------------     -----------------
                                                                                (unaudited)
                                   ASSETS
Current assets:
         Cash and cash equivalents                                            $       3,609           $     4,685
         Trade accounts receivable, net                                              56,693                59,224
         Inventories                                                                 20,949                21,044
         Deferred income taxes                                                        2,499                 4,188
         Prepaid expenses and other current assets                                    8,346                 9,715
                                                                              --------------          ------------
                  Total current assets                                               92,096                98,856
                                                                              --------------          ------------
Property, plant and equipment, net                                                  120,292               117,199
Goodwill, net                                                                       164,323               157,364
Other assets                                                                          4,710                 4,943
                                                                              --------------          ------------
                  Total assets                                                $     381,421           $   378,362
                                                                              ==============          ============

                              LIABILITIES AND
                            STOCKHOLDERS' EQUITY
Current liabilities:

         Current maturities of long-term debt                                 $          53           $        56
         Accounts payable and accrued liabilities                                    47,688                51,742
                                                                              --------------          ------------
                  Total current liabilities                                          47,741                51,798
                                                                              --------------          ------------
Long-term debt, net of current maturities                                           166,632               161,752
Other long-term liabilities                                                             466                   466
Deferred income taxes                                                                 4,315                 2,501
                                                                              --------------          ------------
                  Total liabilities                                                 219,154               216,517
                                                                              --------------          ------------
Commitments and contingencies

Stockholders' equity
         Common stock                                                                    28                    27
         Additional paid-in capital                                                 162,177               157,276
         Retained earnings                                                              502                 4,542
         Unearned deferred compensation                                                (440)                   --
                                                                              --------------          ------------
                  Total stockholders' equity                                        162,267               161,845
                                                                              --------------          ------------
                  Total liabilities and stockholders' equity                  $     381,421           $   378,362
                                                                              ==============          ============



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                     U.S. CONCRETE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands; unaudited)

                                                                                         Three Months
                                                                                        Ended March 31
                                                                               -----------------------------
                                                                                    2003             2002
                                                                               ------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                  $   (4,040)       $  (25,017)
     Adjustments to reconcile net loss to net cash provided by operating activities:
         Cumulative effect of accounting change                                        --            24,328
         Depreciation, depletion and amortization                                   2,660             2,558
         Debt issuance cost amortization                                              345               331
         Net gain on sale of property, plant and equipment                            (95)              (28)
         Deferred income taxes                                                      2,732             1,500
         Provision for doubtful accounts                                              178               615
     Changes in operating assets and liabilities, net of acquisitions                (163)           (3,010)
                                                                               -----------       -----------
                  Net cash provided by operating activities                         1,617             1,277
                                                                               -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Property, plant and equipment, net of disposals of $1,344 and $119            (1,672)           (2,642)
     Payments for acquisitions, net of cash received of $1,081 and $0              (5,814)          (17,064)
     Other investing activities                                                       (84)           (1,150)
                                                                               -----------       -----------
                  Net cash used in investing activities                            (7,570)          (20,856)
                                                                               -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from borrowings                                                       4,880            16,208
     Proceeds from issuances of common stock                                           --               519
     Repayments of borrowings                                                          (3)              (18)
                                                                               -----------       -----------
                  Net cash provided by financing activities                         4,877            16,709
                                                                               -----------       -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                          (1,076)           (2,870)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    4,685             7,127
                                                                               -----------       -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $    3,609        $    4,257
                                                                               ===========       ===========

                      U.S. CONCRETE, INC. AND SUBSIDIARIES
                              ADDITIONAL STATISTICS
                (In thousands, unless otherwise noted; unaudited)

     We report our financial results in accordance with generally accepted accounting principles ("GAAP"). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our EBITDA, EBITDA margin and Free Cash Flow for the three months ended March 31, 2003 and (2) corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2003. We have also included in the table below our Same Plant Sales for the three months ended March 31, 2003, and Same Plant Sales Variance Breakdown for the three months ended March 31, 2003, as compared to the prior year period. Additionally, we have included certain Ready-Mixed Concrete Statistics for the three months ended March 31, 2003.

     We define Same Plant Sales as our historical sales adjusted to reflect the assumption that all acquisitions occurred on January 1 of the prior year. We have included Same Plant Sales as a supplemental disclosure because our management believes that it provides a useful measurement of internal growth of our operations.

     We define EBITDA as our income (loss) from operations plus other income and noncash impairments, depreciation, depletion and amortization. We define EBITDA margin as the amount determined by dividing EBITDA by total sales. We have included EBITDA and EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use EBITDA to monitor and compare the financial performance of our operations. EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of EBITDA may not be comparable to similarly titled measures other companies report.

     We define Free Cash Flow as cash provided by operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.

     Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

Same Plant Sales (in millions)                                               $ 85.4

Same Plant Sales Variance Breakdown from comparable period in prior year:

Ready-mixed concrete volume                                                   (17.0)%
Ready-mixed concrete average price                                             (0.7)%
Other concrete-related product sales                                           (2.1)%
Same plant sales                                                              (19.8)%

Ready-Mixed Concrete Statistics based on Same Plant Sales:

Average price per cubic yard (in dollars)                                    $ 74.05
Volume in cubic yards                                                            899

EBITDA reconciliation:

Loss from operations                                                         $(2,780)
Other income                                                                     122
Depreciation, depletion and amortization                                       2,660
EBITDA                                                                       $     2

EBITDA margin                                                                   0.0%

Free Cash Flow reconciliation:

Net cash provided by operations                                              $ 1,617
Less capital expenditures, net of disposals of $1,344                         (1,672)
Free Cash Flow                                                               $   (55)